Exhibit 99.1

BrainStorm Cell Therapeutics Announces Promotion of

Dr. Stacy Lindborg to Co-Chief Executive Officer

NEW YORK, January 4, 2023 - BrainStorm Cell Therapeutics Inc. (NASDAQ: BCLI), a leading developer of adult stem cell therapeutics for neurodegenerative diseases, today announced the promotion of Dr. Stacy Lindborg to the role of Co-Chief Executive Officer. This promotion launches a targeted capability build which will be led by Dr. Lindborg, to hire and bring expertise inside BrainStorm, preparing for success.

Dr. Lindborg, who joined BrainStorm in 2020 and is based in the U.S., brings to her expanded role more than 25 years of pharmaceutical industry experience in R&D, strategy development, regulatory, and analytics.  She will work alongside Mr. Chaim Lebovits, who is retaining his position as President and CEO. In addition, Dr. Ralph Kern will retire from his current role as President and Chief Medical Officer in January 2023 and will continue to support BrainStorm as part of the company’s Scientific Advisory Board.

“I am pleased to announce Stacy’s promotion to Co-CEO which is part of a broader strategic initiative to build out our leadership team and position BrainStorm for success,” said Chaim Lebovits, President and Chief Executive Officer of BrainStorm. “Stacy is a strong, collaborative leader who is passionate about transforming the lives of patients through innovation. Her track record in late-stage clinical development and commercial strategy means that she is exceptionally well qualified to guide BrainStorm as we prepare to enter our next phase as a company. I look forward to working with Stacy as we execute on our ultimate goals -- to make NurOwn available to patients and to create value as a commercial organization.”

“It has been the focus of my career to drive innovation at the heart of drug development and to bring forward life-altering medicines for patients in need. BrainStorm has produced and developed NurOwn, a novel cell treatment, generating compelling data that I am more convinced than ever holds the promise to be a valuable treatment for patients who are suffering. Having worked closely with Chaim over the past two years, I am incredibly impressed by his dedication to patients, the breadth of experience and business insights he brings to his job on a daily basis, and his unique ability to invest and build for the long term,” Dr. Lindborg commented. “I couldn’t be more thrilled to transition into this expanded role at BrainStorm. Together with Chaim and our talented team at BrainStorm, I will relentlessly focus on the regulatory process to secure a path with FDA with the goal to make NurOwn available for ALS patients.”

Mr. Lebovits added “I would like to thank Ralph for his important contributions and dedicated service over the past six years as Chief Medical Officer. I am pleased that he will remain actively involved with BrainStorm as a member of our Scientific Advisory Board and I look forward to his continued contributions.”

Stacy Lindborg, Ph.D. joined BrainStorm in 2020 serving most recently as Executive Vice President and Chief Development Officer. Her experience includes senior roles at Eli Lilly & Company and Biogen.  At Biogen she was Vice President, Analytics and Data Science, and managed a team that contributed in material ways towards the regulatory approval of products such as Spinraza®.  At Eli Lilly & Company, she held positions of increasing responsibility including Head of R&D Strategy, where she was responsible for characterizing the productivity of the portfolio and driving key R&D strategy projects including the annual R&D Long-Range Plan.  She was also Leader of Zyprexa Product Management in which she was responsible for R&D, Commercial and Manufacturing plans. She was accountable for driving market share through product differentiation, global registration and launching of an injectable form of Zyprexa, working through regulatory manufacturing inspections and 483 citations. Zyprexa had peak sales of $4.7 billion. Dr. Lindborg holds a Ph.D. in statistics from Baylor University. She serves on the Scientific Advisory Board of biotechnology and technology companies and on the board of directors of Imunon, Inc. and the Massachusetts Down Syndrome Congress.

About NurOwn®

The NurOwn® technology platform (autologous MSC-NTF cells) represents a promising investigational therapeutic approach to targeting disease pathways important in neurodegenerative disorders. MSC-NTF cells are produced from autologous, bone marrow-derived mesenchymal stem cells (MSCs) that have been expanded and differentiated ex vivo. MSCs are converted into MSC-NTF cells by growing them under patented conditions that induce the cells to secrete high levels of neurotrophic factors (NTFs). Autologous MSC-NTF cells are designed to effectively deliver multiple NTFs and immunomodulatory cytokines directly to the site of damage to elicit a desired biological effect and ultimately slow or stabilize disease progression.

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. is a leading developer of innovative autologous adult stem cell therapeutics for debilitating neurodegenerative diseases. The Company holds the rights to clinical development and commercialization of the NurOwn® technology platform used to produce autologous MSC-NTF cells through an exclusive, worldwide licensing agreement. Autologous MSC-NTF cells have received Orphan Drug designation status from the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA) for the treatment of amyotrophic lateral sclerosis (ALS). BrainStorm has completed a Phase 3 pivotal trial in ALS (NCT03280056); this trial investigated the safety and efficacy of repeat-administration of autologous MSC-NTF cells and was supported by a grant from the California Institute for Regenerative Medicine (CIRM CLIN2-0989), and a grant from IAMALS and the ALS Association. BrainStorm completed under an investigational new drug application a Phase 2 open-label multicenter trial (NCT03799718) of autologous MSC-NTF cells in progressive MS and was supported by a grant from the National MS Society (NMSS).

Safe-Harbor Statement

Statements in this announcement other than historical data and information, including statements regarding BrainStorm's interactions with the FDA and the clinical development of NurOwn® as a therapy for the treatment of ALS, constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as "intend," "should," "could," "will," "believe," "potential," and similar terms and phrases are intended to identify these forward-looking statements. The potential risks and uncertainties include, without limitation, management's ability to successfully achieve its goals, BrainStorm's ability to raise additional capital, BrainStorm's ability to continue as a going concern, prospects for future regulatory approval of NurOwn®, whether BrainStorm's interactions with the FDA, including the upcoming Type A meeting, will have productive outcomes, the impacts of the COVID-19 pandemic on our clinical trials, supply chain, and operations, and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov. These factors should be considered carefully, and readers should not place undue reliance on BrainStorm's forward-looking statements. The forward-looking statements contained in this press release are based on the beliefs, expectations, and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management's beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

CONTACTS

Investor Relations:

John Mullaly

LifeSci Advisors, LLC

Phone: +1 617-429-3548

jmullaly@lifesciadvisors.com

Media:

Lisa Guiterman

lisa.guiterman@gmail.com